BEAR STEARNS                                            BEAR, STEARNS & CO. INC.
ATLANTA o BOSTON o CHICAGO                         ASSET-BACKED SECURITIES GROUP
DALLAS o LOS ANGELES o NEW YORK o SAN FRANCISCO               383 Madison Avenue
FRANKFURT o GENEVA o HONG KONG                              New York, N.Y. 10179
LONDON o PARIS o TOKYO                                            (212) 272-2000

--------------------------------------------------------------------------------

Free Writing Prospectus for Home Loan Trust 2006-HI1
(Filed pursuant to Rule 433; SEC File No. 333-110340)

$[214,186,000] (Approximate)

Home Loan Trust 2006-HI1
Issuing Entity
Residential Funding Mortgage Securities II, Inc.
Depositor (SEC File No. 333-110340)

Residential Funding Corporation
Master Servicer and Sponsor

Home Loan-Backed Notes,
Series 2006-HI1

March [10], 2006

Expected Timing: Pricing Date:       On or about  March [13], 2006
                 Settlement Date:    On or about  March [29], 2006
                 First Payment Date: April 25, 2006

Structure:       Fixed CES:          $[216,131,758] senior/subordinate structure
                 Rating Agencies:    [Moody's and S&P]

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (FILE NO. 333-110340) (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and securities having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any  legends,   disclaimers   or  other   notices  that  may  appear  with  this
communication to which this free writing prospectus is attached relating to:

(1)   these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3)   these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                            Home Loan Trust 2006-HI1
                          $[214,186,000] (Approximate)
                          Characteristics of the Notes

------------------------------------------------------------------------------------------------------------------------------------
                           Offered Notes (1), (2), (3)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Final
                                                                               Expected Principal     Scheduled
                     Approximate      Interest     Principal    Expected WAL     Window (months)     Distribution    Expected rating
Class                   Size(1)         Type         Type      (yrs) Call/Mat       Call/Mat           Date (6)       (Moody's/S&P)
------------------------------------------------------------------------------------------------------------------------------------
A-1                  $ 86,413,000   Floating (4)      SEQ       0.90 / 0.90      1 - 21 / 1-21      November 2017       Aaa / AAA

A-2                  $ 18,423,000    Fixed (5)        SEQ       2.00 / 2.00      21- 27 /21-27        March 2019        Aaa / AAA

A-3                  $ 32,614,000    Fixed (5)        SEQ       3.00 / 3.00      27- 62/ 27-62        April 2022        Aaa / AAA
A-4                  $ 16,436,000    Fixed (5)        SEQ       6.86 / 8.03     62- 92 / 62-179     February 2036       Aaa / AAA
M-1                  $ 15,021,000    Fixed (5)        MEZ       5.34 / 5.86     43 -92 / 43-175     February 2036       Aa1 / AA+

M-2                  $ 14,373,000    Fixed (5)        MEZ       5.24 / 5.75      40 -92/ 40-169     February 2036        Aa2 / AA
M-3                  $  4,431,000    Fixed (5)        MEZ       5.21 / 5.71      40 -92/ 40-160     February 2036       Aa3 / AA-
M-4                  $  4,863,000    Fixed (5)        MEZ       5.20 / 5.69     39 -92 / 39-157     February 2036        A1 / A+
M-5                  $  4,431,000    Fixed (5)        MEZ       5.20 / 5.68     39 -92 / 39-153     February 2036         A2 / A
M-6                  $  4,106,000    Fixed (5)        MEZ       5.19 / 5.65     38 -92 / 38-149     February 2036        A3 / A-
M-7                  $  3,998,000    Fixed (5)        MEZ       5.18 / 5.63     38 -92 / 38-144     February 2036      Baa1 / BBB+
M-8                  $  5,727,000    Fixed (5)        MEZ       5.18 / 5.59     37- 92 / 37-138     February 2036       Baa2 / BBB
M-9                  $  3,350,000    Fixed (5)        MEZ       5.17 / 5.52      37- 92/ 37-128     February 2036      Baa3 / BBB-

Total                $214,186,000
------------------------------------------------------------------------------------------------------------------------------------

      Notes:

(1) 100% Prepayment Assumption: 5.0% CPR in month 1 of the Home Loans, and an additional approximately 1.428571% per annum in each month thereafter until month 15. On and after month 15, 25.0% CPR.

(2)   Transaction priced to a 10% clean-up call.

(3)   The principal amount of each Class of notes is subject to a 5% variance.

(4) The lesser of (a) One-Month LIBOR + 0.__% per annum and (b) 9.00% per annum.

(5) The Note Rate applicable to the Class A-2, Class A-3,Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes will increase by 0.50% per annum on the second Payment Date after the first possible Call Date.

(6) Run at 0% CPR to maturity for the Class A-1 through Class A-3 Notes; the month following the latest maturing loan for all other notes.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Issuing Entity:                 Home Loan Trust 2006-HI1

Depositor:                      Residential Funding Mortgage Securities II, Inc,
                                an affiliate of Residential Funding Corporation.

Seller:                         Residential Funding Corporation.

Underwriters:                   Lead Manager: Bear, Stearns & Co. Inc.
                                Co-Manager:   Residential   Funding   Securities
                                Corporation.

Master Servicer and Sponsor:    Residential  Funding  Corporation  (the  "Master
                                Servicer" or "RFC"), an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

Initial Subservicer:            Homecomings      Financial     Network,     Inc.
                                ("Homecomings"), an affiliate of the Depositor.

Indenture Trustee:              JPMorgan Chase Bank, National Association.

Owner Trustee:                  Wilmington Trust Company.

The Notes:                      Home Loan Trust  2006-HI1  will issue 13 classes
                                of Home  Loan-Backed  Notes,  namely:  the Class
                                A-1,  Class  A-2,  Class A-3 and Class A-4 Notes
                                (collectively,  the  "Class A  Notes");  and the
                                Class  M-1,  Class M-2,  Class  M-3,  Class M-4,
                                Class M-5,  Class M-6,  Class M-7, Class M-8 and
                                Class  M-9  Notes  (collectively,  the  "Class M
                                Notes" and together with the Class A Notes, the "Offered Notes").

Cut-off Date:                   As of March 1, 2006.

Closing Date:                   On or about March 29, 2006.

Payment Date:                   The 25th of each month (or the next business day
                                if such day is not a business day), commencing on April 25, 2006.

Optional Redemption:            The Master  Servicer may, at its option,  effect
                                an early redemption or termination of the notes on the first Payment Date on which the aggregate pool balance of the Home Loans declines to less than 10% of the Cut-off Date pool balance (the
                                "Call Date").

Minimum Denominations:          For the  Class  A Notes  and  Class  M-1  Notes:
                                $100,000 and in integral multiples of $1 in excess thereof. For the Class M-2, Class M-3,
                                Class  M-4,  Class M-5,  Class  M-6,  Class M-7,
                                Class M-8 and Class M-9 Notes: $250,000 and in integral multiples of $1 in excess thereof.

Form of Registration:           Book-Entry  form,  same day funds  through  DTC,
                                Clearstream and Euroclear.

Tax Status:                     For federal income tax purposes,  the notes will
                                be  characterized as indebtedness of the Issuing
                                Entity.

ERISA Eligibility:              The  notes  may  be  eligible  for  purchase  by
                                employee  benefit  plans  and  other  plans  and
                                arrangements   that  are  subject  to  ERISA  or
                                Section 4975 of the Code, subject to certain considerations.

SMMEA Treatment:                The notes will not constitute  "mortgage related
                                securities" for purposes of SMMEA.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

The Assets of the Trust:        The assets of the Trust will  include a group of
                                conventional,      closed-end,      second-lien,
                                fixed-rate  home loans (the "Home  Loans"),  the
                                proceeds  of which  will be used  primarily  for
                                debt  consolidation.  The  Home  Loans  will  be
                                secured  by  mortgages,  deeds of trust or other
                                similar  security  instruments.   A  substantial
                                majority  of the Home Loans will have a combined
                                loan-to-value ratio in excess of 100%. As of the
                                close of business on the  business  day prior to
                                the  Cut-off  Date,   the  aggregate   principal
                                balance of the Home Loans will be  approximately
                                $[216,131,758]    (the    "Cut-off   Date   pool
                                balance").

Delay Days:                     The notes,  other than the Class A-1 Notes, will
                                have a payment delay of 24 days. With respect to the Class A-1 Notes, 0 days.

Note Rate:                      Interest will accrue on all of the notes,  other
                                than the Class A-1 Notes, at a fixed rate during the month prior to the month of the related
                                Payment Date on a 30/360-day basis.

                                Interest will accrue on the Class A-1 Notes at a rate equal to the lesser of (a) One-Month LIBOR + 0.__% per annum and (b) 9.00% per annum, payable monthly.

                                With respect to any Payment Date, the Class A-1 Notes will be entitled to interest accrued from and including the preceding Payment Date (or from and including the Closing Date in the case of the first Payment Date) to and including the day prior to the then current Payment Date (the "Class A-1 Accrual Period") at the related Note Rate on the note balance of the Class A-1 Notes on an actual/360-day basis.

                                The Note Rate applicable to the Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes will increase by 0.50% per annum on the second Payment Date after the first possible Call Date.

Net Monthly Excess Cash Flow:   For any Payment Date, the sum of (i) the excess,
                                if any, of (a) interest collections for that Payment Date over (b) the amount payable to the notes in respect of interest as provided in "Priority of Payments--Interest" below and (ii) the Excess Reserve Amount for that Payment Date.

Priority of Payments:

                                Interest

                                On each Payment Date interest collections will be allocated from the payment account in the following order of priority:

                                (1) To pay accrued and unpaid interest on the Class A Notes, pro rata; and

                                (2) To pay accrued and unpaid interest, on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                                Principal

                                On each Payment Date (other than the Payment Date in [February 2036], the Principal Payment Amount will be allocated from the payment account in the following order of priority:

                                (1) The Senior Principal Payment Amount shall be paid to the Class A Notes, as provided below;

                                (2) The Class M-1 Principal Payment Amount shall be paid to the Class M-1 Notes until the note balance thereof has been reduced to zero;

                                (3) The Class M-2 Principal Payment Amount shall be paid to the Class M-2 Notes until the note balance thereof has been reduced to zero;

                                (4) The Class M-3 Principal Payment Amount shall be paid to the Class M-3 Notes until the note balance thereof has been reduced to zero;

                                (5) The Class M-4 Principal Payment Amount shall be paid to the Class M-4 Notes until the note balance thereof has been reduced to zero;

                                (6) The Class M-5 Principal Payment Amount shall be paid to the Class M-5 Notes until the note balance thereof has been reduced to zero;

                                (7) The Class M-6 Principal Payment Amount shall be paid to the Class M-6 Notes until the note balance thereof has been reduced to zero;

                                (8) The Class M-7 Principal Payment Amount shall be paid to the Class M-7 Notes until the note balance thereof has been reduced to zero;

                                (9) The Class M-8 Principal Payment Amount shall be paid to the Class M-8 Notes until the note balance thereof has been reduced to zero;

                                (10) The Class M-9 Principal Payment Amount shall be paid to the Class M-9 Notes until the note balance thereof has been reduced to zero; and

                                (11) The balance, if any, remaining of the Principal Payment Amount after the payments  described  above in  clause  (1)
                                      through (10), shall be paid to the Class M
                                      Notes in accordance with the provisions for the payment of the Net Monthly Excess Cash Flow, as described below in clause
                                      (3).

Net Monthly Excess Cash Flow    On each Payment  Date,  Net Monthly  Excess Cash
                                Flow will be allocated in the following order of priority:

                                (1) To pay the aggregate Liquidation Loss Payment Amount for that Payment Date to the notes as part of the Principal Payment Amount;

                                (2) To pay the Reserve Increase Amount for that Payment Date to the notes as part of the Principal Payment Amount;

                                (3) To pay, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order, any Allocable Loss Interest for that class on that Payment Date and to reimburse for Liquidation Loss Amounts previously allocated to that class; and

                                (4) To pay the holders of the certificates created with respect to this transaction, any remaining Net Monthly Excess Cash Flow.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Principal Payments
For the Notes:                  Any payments of principal allocable to the Class
                                A Notes  shall be paid to the Class  A-1,  Class
                                A-2, Class A-3 and Class A-4 Notes, in that order, in each case until the outstanding note balances of each of these notes has been reduced to zero.

                                In the event that the Class M Notes have been reduced to zero while any Class A Note is outstanding, all priorities relating to Senior Principal Payment Amount referenced above will be disregarded. Instead, an amount equal to the Senior Principal Payment Amount will be paid to the Class A Notes remaining pro rata in accordance with their respective outstanding note balances.

                                The Class M Notes will not receive any Principal Payment Amount prior to the Stepdown Date or on or after the Stepdown Date (so long as a Trigger Event is in effect), unless the aggregate note balance of the Class A Notes is equal to zero.

                                On the Payment Date in [February 2036], principal will be due and payable on each class of notes in amounts equal to the related note balance, if any.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Credit Enhancement:             Credit  enhancement  with  respect  to the notes
                                will  be  provided  by (1)  Excess  Spread,  (2)
                                Overcollateralization and (3) Subordination.

                                Excess Spread: Because the mortgagors are expected to pay more interest on the Home Loans than is necessary to pay interest on the notes, along with fees and expenses of the trust each month, there may be excess interest. This excess interest may be used to protect the notes against losses by making an additional payment of principal up to the amount of the losses.

                                Overcollateralization: Excess interest will be applied, to the extent not needed to cover current period losses, to make additional principal payments to the notes then entitled to receive payments of principal, until the pool balance exceeds the aggregate principal amount of the notes by a specified amount. This excess represents overcollateralization, which may absorb some losses on the Home Loans, if they are not covered by excess interest. Prior to the Stepdown Date, the Initial Reserve Amount will be equal to [0.90]% of the Cut-off Date pool balance, and the Reserve Amount Target will be equal to [5.35]% of the Cut-off Date pool balance. On or after the Stepdown Date, so long as no Trigger Event is in effect, the Reserve Amount Target will be equal to the greater of
                                (a) [10.70]% of the pool balance after applying payments received in the related collection period and (b) the Reserve Amount Floor, subject to certain loss and delinquency tests being met.

                                Subordination: Except as described below, if the Class M Notes remain outstanding, losses on the Home Loans which are not covered by excess interest or overcollateralization will be allocated to the Class M Notes with the lowest payment priority and the other classes of notes will not bear any portion of these losses. Losses will not be allocated to the Class A Notes. However, under certain loss scenarios, there may not be enough principal and interest on the Home Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

Initial Subordination
(% of Orig.):

                                [28.80]% for the Class A Notes;
                                [21.85]% for the Class M-1 Notes;
                                [15.20]% for the Class M-2 Notes;
                                [13.15]% for the Class M-3 Notes;
                                [10.90]% for the Class M-4 Notes;
                                [8.85]% for the Class M-5 Notes;
                                [6.95]% for the Class M-6 Notes;
                                [5.10]% for the Class M-7 Notes;
                                [2.45]% for the Class M-8 Notes; and
                                [0.90]% for the Class M-9 Notes.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Sixty-Plus Delinquency
Percentage:                     For any Payment Date, the fraction, expressed as
                                a percentage, equal to the aggregate principal balance of the Home Loans that are 60 or more days delinquent in payment of principal and interest, including Home Loans in foreclosure and Home Loans in REO, over the pool balance.

Senior Enhancement
Percentage                      With  respect to each  payment  date on or after
                                the Stepdown Date, a fraction (expressed as a percentage):

                                (1)   the numerator of which is the excess of:

                                (a) the aggregate principal balance of the home loans for the preceding payment date, over

                                (b) (i) before the note balances of the Class A Notes have been reduced to zero, the aggregate note balance of the Class A Notes, or (ii) after the note balances of the Class A Notes have been reduced to zero, the note balance of the most senior class of notes outstanding immediately prior to such payment date, and

                                (2) the denominator of which is the pool balance after giving effect to payments to be made on that payment date.

Trigger Event:
(subject to change)             A Trigger Event is in effect with respect to any
                                Payment  Date on or after the  Stepdown  Date if
                                either  (a)  the  three-month   average  of  the
                                Sixty-Plus Delinquency Percentage, as determined
                                on  that  Payment   Date  and  the   immediately
                                preceding  two payment  dates  equals or exceeds
                                [12.30]% of the Senior Enhancement Percentage for that Payment Date or (b) on or after the Payment Date in [April 2009], the aggregate amount of Liquidation Loss Amounts on the Home
                                Loans as a percentage of the initial aggregate pool balance of the Home Loans as of the Cut-off
                                Date exceed the following amounts:

                                (i)   Month  37-48    [6.60]% in month 37,  plus
                                                      an  additional  1/12th  of
                                                      [3.65]%  for  every  month
                                                      thereafter   up   to   and
                                                      including month 48; or

                                (ii)  Month 49-60     [10.25]% in month 49, plus
                                                      an  additional  1/12th  of
                                                      [2.90]%  for  every  month
                                                      thereafter   up   to   and
                                                      including month 60; or

                                (iii) Month 61-72     [13.15]% in month 61, plus
                                                      an  additional  1/12th  of
                                                      [1.45]%  for  every  month
                                                      thereafter   up   to   and
                                                      including month 72; or

                                (iv)  Month 73 and
                                      thereafter     [14.60]%;

                                [Provided,   however,   that  if  the  six-month
                                average of the aggregate

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                                Liquidation Loss Amount, as determined for that Payment Date and the immediately preceding five Payment Dates, is less than 50% of the six-month average of the Net Monthly Excess Cash Flow, as determined for that Payment Date and the immediately preceding five Payment Dates, a Trigger Event shall not be deemed to be in effect.]

                                For purposes of determining whether a Trigger Event has occurred on any Payment Date, Net Monthly Excess Cash Flow shall be determined assuming that the Excess Reserve Amount is calculated without regard to the proviso set forth in the definition of Reserve Amount Target.

Stepdown Date:                  The Stepdown Date is the Payment Date  occurring
                                on the later of:

                                      (1)   the  Payment  Date in  [April  2009]
                                            (i.e.,  on the [37th Payment  Date);
                                            and

                                      (2)   the first  Payment Date on which the
                                            aggregate   pool   balance,    after
                                            applying  payments  received  in the
                                            related  collection  period, is less
                                            than   or   equal   to  50%  of  the
                                            aggregate Cut-off Date pool balance.

Principal Payment Amount:       As  to  any  Payment   Date,   the  sum  of  the
                                following:

                                (i)   principal  collections  for  that  Payment
                                      Date;

                                (ii) any Liquidation Loss Payment Amounts for that Payment Date to the extent covered by the Net Monthly Excess Cash Flow for that Payment Date; and

                                (iii) the amount of any Reserve  Increase Amount
                                      for  that   Payment  Date  to  the  extent
                                      covered  by the Net  Monthly  Excess  Cash
                                      Flow for that Payment Date; minus

                                (iv) the amount of any Excess Reserve Amount for that Payment Date.

Senior Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date if a Trigger Event is in effect, the Principal Payment Amount for that Payment Date, or (2) on or after the Stepdown Date if a Trigger Event is not in effect for that Payment
                                Date,  the lesser of: (I) the Principal  Payment
                                Amount for that Payment Date; and (II) the excess of (A) the aggregate note balance of the Class A Notes immediately prior to that Payment
                                Date over (B) the  lesser of (x) the  product of
                                (1) the applicable  Subordination Percentage and
                                (2) the aggregate pool balance of the Home Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-1 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment  Date  after   payments  of  the  Senior
                                Principal Payment Amount, or (2) on or after the
                                Stepdown  Date  if a  Trigger  Event  is  not in
                                effect for that Payment Date, the lesser of: (I)
                                the remaining  Principal Payment Amount for that
                                Payment   Date  after   payment  of  the  Senior
                                Principal Payment Amount; and (II) the excess of
                                (A) the sum of (1) the aggregate note balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount for that Payment Date) and (2) the note balance of the Class M-1 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                Percentage  and (2) the pool balance of the Home
                                Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date, over the Reserve Amount Floor.

Class M-2 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal Payment Amount and Class M-1 Principal
                                Payment Amount,  or (2) on or after the Stepdown
                                Date if a  Trigger  Event is not in  effect  for
                                that  Payment  Date,  the  lesser  of:  (I)  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal Payment Amount and Class M-1 Principal
                                Payment Amount; and (II) the excess of (A) the sum of (1) the aggregate note balance of the Class A Notes and Class M-1 Notes (after taking into account the payment of the Senior Principal
                                Payment  Amount and Class M-1 Principal  Payment
                                Amount for that Payment Date) and (2) the note balance of the Class M-2 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                Percentage  and (2) the pool balance of the Home
                                Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-3 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount and Class M-2 Principal  Payment
                                Amount,  or (2) on or after the Stepdown Date if
                                a  Trigger  Event  is not  in  effect  for  that
                                Payment  Date,  the lesser of: (I) the remaining
                                Principal  Payment  Amount for that Payment Date
                                after  payment of the Senior  Principal  Payment
                                Amount,  Class M-1 Principal  Payment Amount and
                                Class M-2 Principal Payment Amount; and (II) the
                                excess of (A) the sum of (1) the aggregate  note
                                balance  of the  Class A Notes,  Class M-1 Notes
                                and Class M-2 Notes  (after  taking into account
                                the  payment  of the  Senior  Principal  Payment
                                Amount,  Class M-1 Principal  Payment Amount and
                                Class  M-2  Principal  Payment  amount  for that
                                Payment  Date) and (2) the note  balance  of the
                                Class  M-3  Notes   immediately  prior  to  that
                                Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                Percentage  and (2) the pool balance of the Home
                                Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date, over the Reserve Amount Floor.

Class M-4 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount and Class M-3 Principal Payment Amount, or (2) on or after the Stepdown Date if a Trigger Event is not in effect for that Payment
                                Date, the lesser of: (I) the remaining Principal
                                Payment Amount for that Payment Date after payment of the Senior Principal Payment Amount,
                                Class M-1 Principal  Payment  Amount,  Class M-2
                                Principal Payment Amount and Class M-3 Principal
                                Payment Amount; and (II) the excess of (A) the sum of (1) the aggregate note balance of the Class A, Class M-1, Class M-2 and Class M-3
                                Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1
                                Principal  Payment  Amount,  Class M-2 Principal
                                Payment  Amount and Class M-3 Principal  Payment
                                Amount for that Payment Date) and (2) the note balance of the Class M-4 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                Percentage  and (2) the pool balance of the Home
                                Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-5 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class M-3 Principal  Payment Amount and
                                Class M-4 Principal Payment Amount, or (2) on or
                                after the  Stepdown  Date if a Trigger  Event is
                                not in effect for that Payment Date,  the lesser
                                of: (I) the remaining  Principal  Payment Amount
                                for  that  Payment  Date  after  payment  of the
                                Senior  Principal  Payment  Amount,   Class  M-1
                                Principal  Payment  Amount,  Class M-2 Principal
                                Payment  Amount,  Class  M-3  Principal  Payment
                                Amount and Class M-4 Principal  Payment  Amount;
                                and  (II) the  excess  of (A) the sum of (1) the
                                aggregate  note  balance  of the Class A,  Class
                                M-1,  Class  M-2,  Class M-3 and Class M-4 Notes
                                (after  taking  into  account the payment of the
                                Senior  Principal  Payment  Amount,   Class  M-1
                                Principal  Payment  Amount,  Class M-2 Principal
                                Payment  Amount,  Class  M-3  Principal  Payment
                                Amount and Class M-4 Principal Payment Amount for that Payment Date) and (2) the note balance of the Class M-5 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                Percentage  and (2) the pool balance of the Home
                                Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-6 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class  M-3  Principal  Payment  Amount,
                                Class M-4 Principal Payment Amount and Class M-5
                                Principal Payment Amount, or (2) on or after the
                                Stepdown  Date  if a  Trigger  Event  is  not in
                                effect for that Payment Date, the lesser of: (I)
                                the remaining  Principal Payment Amount for that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class  M-3  Principal  Payment  Amount,
                                Class M-4 Principal Payment Amount and Class M-5
                                Principal Payment Amount; and (II) the excess of
                                (A) the sum of (1) the aggregate note balance of
                                the Class A,  Class M-1,  Class M-2,  Class M-3,
                                Class M-4 and Class M-5 Notes (after taking into
                                account  the  payment  of the  Senior  Principal
                                Payment  Amount,  Class  M-1  Principal  Payment
                                Amount,  Class  M-2  Principal  Payment  Amount,
                                Class M-3 Principal  Payment  Amount,  Class M-4
                                Principal Payment Amount and Class M-5 Principal
                                Payment  Amount for that  Payment  Date) and (2)
                                the  note   balance   of  the  Class  M-6  Notes
                                immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-7 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class  M-3  Principal  Payment  Amount,
                                Class M-4 Principal  Payment  Amount,  Class M-5
                                Principal Payment Amount and Class M-6 Principal
                                Payment Amount,  or (2) on or after the Stepdown
                                Date if a  Trigger  Event is not in  effect  for
                                that  Payment  Date,  the  lesser  of:  (I)  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class  M-3  Principal  Payment  Amount,
                                Class M-4 Principal  Payment  Amount,  Class M-5
                                Principal Payment Amount and Class M-6 Principal
                                Payment Amount; and (II) the excess of (A) the sum of (1) the aggregate note balance of the Class A, Class M-1, Class M-2, Class M-3, Class
                                M-4, Class M-5 and Class M-6 Notes (after taking into account the payment of the Senior Principal
                                Payment  Amount,  Class  M-1  Principal  Payment
                                Amount,  Class  M-2  Principal  Payment  Amount,
                                Class M-3 Principal  Payment  Amount,  Class M-4
                                Principal  Payment  Amount,  Class M-5 Principal
                                Payment  Amount and Class M-6 Principal  Payment
                                Amount for that Payment Date) and (2) the note balance of the Class M-7 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                Percentage  and (2) the pool balance of the Home
                                Loans after giving effect to payments to be made on that Payment Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-8 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class  M-3  Principal  Payment  Amount,
                                Class M-4 Principal  Payment  Amount,  Class M-5
                                Principal  Payment  Amount,  Class M-6 Principal
                                Payment  Amount and Class M-7 Principal  Payment
                                Amount, or (2) on or after the Stepdown Date if a Trigger Event is not in effect for that Payment Date, the lesser of: (I) the remaining
                                Principal Payment Amount for that Payment Date after payment of the Senior Principal Payment
                                Amount,  Class  M-1  Principal  Payment  Amount,
                                Class M-2 Principal  Payment  Amount,  Class M-3
                                Principal  Payment  Amount,  Class M-4 Principal
                                Payment  Amount,  Class  M-5  Principal  Payment
                                Amount,  Class M-6 Principal  Payment Amount and
                                Class M-7 Principal Payment Amount; and (II) the excess of (A) the sum of (1) the aggregate note balance of the Class A, Class M-1, Class M-2,
                                Class M-3,  Class M-4,  Class M-5, Class M-6 and
                                Class M-7 Notes (after taking into account the payment of the Senior Principal Payment Amount,
                                Class M-1 Principal  Payment  Amount,  Class M-2
                                Principal  Payment  Amount,  Class M-3 Principal
                                Payment  Amount,  Class  M-4  Principal  Payment
                                Amount,  Class  M-5  Principal  Payment  Amount,
                                Class M-6 Principal Payment Amount and Class M-7
                                Principal Payment Amount for that Payment Date) and (2) the note balance of the Class M-8 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Class M-9 Principal
Payment Amount:                 With respect to any Payment  Date,  (1) prior to
                                the  Stepdown  Date or on or after the  Stepdown
                                Date  if a  Trigger  Event  is  in  effect,  the
                                remaining  Principal  Payment  Amount  for  that
                                Payment   Date  after   payment  of  the  Senior
                                Principal  Payment  Amount,  Class M-1 Principal
                                Payment  Amount,  Class  M-2  Principal  Payment
                                Amount,  Class  M-3  Principal  Payment  Amount,
                                Class M-4 Principal  Payment  Amount,  Class M-5
                                Principal  Payment  Amount,  Class M-6 Principal
                                Payment  Amount,  Class  M-7  Principal  Payment
                                Amount and Class M-8 Principal Payment Amount or
                                (2) on or after the  Stepdown  Date if a Trigger
                                Event is not in effect  for that  Payment  Date,
                                the  lesser  of:  (I)  the  remaining  Principal
                                Payment  Amount  for  that  Payment  Date  after
                                payment of the Senior Principal  Payment Amount,
                                Class M-1 Principal  Payment  Amount,  Class M-2
                                Principal  Payment  Amount,  Class M-3 Principal
                                Payment  Amount,  Class  M-4  Principal  Payment
                                Amount,  Class  M-5  Principal  Payment  Amount,
                                Class M-6 Principal  Payment  Amount,  Class M-7
                                Principal Payment Amount and Class M-8 Principal
                                Payment  Amount;  and (II) the excess of (A) the
                                sum of (1) the  aggregate  note  balance  of the
                                Class A, Class M-1,  Class M-2, Class M-3, Class
                                M-4,  Class M-5,  Class M-6, Class M-7 and Class
                                M-8 Notes (after taking into account the payment
                                of the Senior  Principal  Payment Amount,  Class
                                M-1   Principal   Payment   Amount,   Class  M-2
                                Principal  Payment  Amount,  Class M-3 Principal
                                Payment  Amount,  Class  M-4  Principal  Payment
                                Amount,  Class  M-5  Principal  Payment  Amount,
                                Class M-6 Principal  Payment  Amount,  Class M-7
                                Principal Payment Amount and Class M-8 Principal
                                Payment  Amount for that  Payment  Date) and (2)
                                the  note   balance   of  the  Class  M-9  Notes
                                immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the pool balance of the Home Loans after giving effect to payments to be made on that Payment
                                Date and (y) the excess of the pool balance of the Home Loans after giving effect to payments to be made on that Payment Date, over the Reserve Amount Floor.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Subordination Percentage:       As  to  any  class  of  notes,   the  respective
                                approximate percentages set forth below:

--------------------------------------------------------
                   Expected rating
Class              (Moody's / S&P)       Subordination %
--------------------------------------------------------
Class A               Aaa / AAA              33.50%
--------------------------------------------------------
Class M-1             Aa1 / AA+              47.40%
--------------------------------------------------------
Class M-2             Aa2 / AA               60.70%
--------------------------------------------------------
Class M-3             Aa3 / AA-              64.80%
--------------------------------------------------------
Class M-4              A1 / A+               69.30%
--------------------------------------------------------
Class M-5              A2 / A                73.40%
--------------------------------------------------------
Class M-6              A3 / A-               77.20%
--------------------------------------------------------
Class M-7            Baa1 / BBB+             80.90%
--------------------------------------------------------
Class M-8            Baa2 / BBB              86.20%
--------------------------------------------------------
Class M-9            Baa3 / BBB-             89.30%
--------------------------------------------------------

Excess Reserve Amount:          With respect to any Payment Date,  the lesser of
                                (i)  the  excess,  if  any,  of the  Outstanding
                                Reserve   Amount  (after   application   of  the
                                principal  collections and any Liquidation  Loss
                                Amounts for such Payment Date (assuming that the
                                Net  Monthly  Excess  Cash  Flow  is  determined
                                solely  with   respect  to  clause  (i)  of  the
                                definition   thereof))   with  respect  to  that
                                Payment Date over the Reserve  Amount Target and
                                (ii) the principal  collections for that Payment
                                Date.

Initial Reserve Amount:         With respect to the Home Loans,  an amount equal
                                to [0.90]% of the Cut-off Date pool balance.

Reserve Amount Target:          On any Payment Date prior to the Stepdown  Date,
                                an amount  equal to [5.35]% of the Cut-off  Date
                                pool balance.  On or after the Stepdown Date, so
                                long  as no  Trigger  Event  is in  effect,  the
                                Reserve  Amount  Target  will  be  equal  to the
                                greater of: (a)  [10.70]% of the pool balance of
                                the Home Loans  applying  payments  received  in
                                that  collection  period  and  (b)  the  Reserve
                                Amount  Floor;   provided,   however,  that  any
                                scheduled reduction to the Reserve Amount Target
                                shall not be made as of any Payment  Date when a
                                Trigger Event is in effect.  On any Payment Date
                                on or after  the  Stepdown  Date,  if a  Trigger
                                Event is in effect,  the Reserve  Amount  Target
                                will  equal  the  Reserve   Amount  Target  with
                                respect to the previous Payment Date.

                                In addition, the Reserve Amount Target may be reduced with the prior consent of the Rating Agencies.

Reserve Amount Floor:           An amount  equal to [0.50]% of the Cut-off  Date
                                pool balance.

Reserve Increase Amount:        With  respect  to any  Payment  Date,  an amount
                                equal  to the  lesser  of (i)  the  Net  Monthly
                                Excess Cash Flow available for payment of the Reserve Increase Amount for that Payment Date, as provided in clause (2) under "Net Monthly
                                Excess Cash Flow" above, and (ii) the excess, if any of (x) the Reserve Amount Target over (y) the Outstanding Reserve Amount.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Outstanding Reserve Amount:     With respect to any Payment Date, the amount, if
                                any, by which the pool balance,  after  applying
                                payments  received  in  the  related  collection
                                period,  exceeds the sum of the  aggregate  note
                                balance  of the  Class A Notes and Class M Notes
                                on  that  Payment  Date,  after  application  of
                                principal   collections  and  Liquidation   Loss
                                Amounts for that Payment Date.

Master Servicing Fee:           0.08%  per  annum of the  outstanding  principal
                                balance of each Home Loan, payable monthly. The fees of the Trustees will be paid from the Master Servicing Fee.

Subservicing Fee:               0.50% per annum,  of the  outstanding  principal
                                balance of each Home Loan payable monthly.

Advancing:                      There is no  required  advancing  of  delinquent
                                scheduled   monthly  payments  of  principal  or
                                interest   on  the  Home  Loans  by  the  Master
                                Servicer, the Subservicer, the Trustees or any other entity.

Allocable Loss Interest:        With  respect to any Payment  Date and as to any
                                class  of  Class M  Notes,  an  amount  equal to
                                interest  at  the  related   note  rate  on  any
                                Liquidation Loss Amounts previously allocated to such class and not reimbursed, from the Payment
                                Date such class was allocated such loss until the end of the collection period preceding the current Payment Date.

Liquidation Loss Amount:        With  respect to any  Payment  Date and any Home
                                Loan that became a  Liquidated  Home Loan during
                                the related  collection  period, the unrecovered
                                portion  of the  principal  balance of that Home
                                Loan at the end of such collection period, after
                                giving  effect to the net  liquidation  proceeds
                                applied to reduce the principal  balance of that
                                Home Loan. In addition,  as to any Home Loan for
                                which the principal  balance has been reduced in
                                connection  with  bankruptcy  proceedings,   the
                                amount of the reduction will be treated as a Liquidation Loss Amount.

Liquidation Loss
Payment Amount:                 As to any Payment  Date,  an amount equal to the
                                lesser  of  (i)  100%  of the  Liquidation  Loss
                                Amounts incurred on the related Home Loans during the related collection period and (ii) the Net Monthly Excess Cash Flow available for payment of the Liquidation Loss Payment Amount for that Payment Date, as provided in clause (1) under "Net Monthly Excess Cash Flow" above.

Liquidated Home Loan:           With respect to any Payment Date,  any Home Loan
                                which the Master Servicer has determined,  based
                                on the  servicing  procedures  specified  in the
                                servicing  agreement,  as  of  the  end  of  the
                                preceding    collection    period,    that   all
                                liquidation proceeds which it expects to recover
                                in  connection   with  the  disposition  of  the
                                related mortgaged  property have been recovered.
                                In addition, the Master Servicer will treat any Home Loan that is 180 days or more delinquent as having been finally liquidated.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

Allocation of Losses:           Liquidation  Loss  Amounts  will be allocated or
                                covered as follows:

                                      first,  by a  payment  of the  Liquidation
                                      Loss Payment Amount;
                                      second,  by a reduction in the Outstanding
                                      Reserve Amount;
                                      third, to the Class M-9 Notes, until the note balance thereof has been reduced to zero;
                                      fourth, to the Class M-8 Notes, until the note balance thereof has been reduced to zero;
                                      fifth, to the Class M-7 Notes, until the note balance thereof has been reduced to zero;
                                      sixth, to the Class M-6 Notes, until the note balance thereof has been reduced to zero;
                                      seventh, to the Class M-5 Notes, until the note balance thereof has been reduced to zero;
                                      eighth, to the Class M-4 Notes, until the note balance thereof has been reduced to zero;
                                      ninth, to the Class M-3 Notes, until the note balance thereof has been reduced to zero;
                                      tenth, to the Class M-2 Notes, until the note balance thereof has been reduced to zero; and eleventh, to the Class M-1 Notes, until the note balance thereof has been reduced to zero.

                                Liquidation Loss Amounts will not be allocated to the Class A Notes. However, under certain loss scenarios, there may not be enough principal and interest on the Home Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                          Aggregate Summary Statistics

                                                     Range (if
                                                    Applicable)

Number of Home Loans:                     4,835
                                                      Minimum         Maximum
Aggregate Current
  Principal Balance:            $216,131,757.66

Average Current
  Principal Balance:                 $44,701.50      $9,692.29      $124,938.21

Weighted Average
  Loan Rate:                             11.894%         6.750%          14.500%

Weighted Average
  Original Term (months):                   218             60              360
Weighted Average
  Remaining Term (months):                  215             56              359

Weighted Average
  Original Combined LTV:                 117.24%         10.00%          126.00%

Weighted Average
  Credit Score:                             700            624              816

Weighted Average
  Borrower DTI:                           39.76%         11.00%           74.00%

Balloon Home Loans
  (% of Total):                           10.29%

Weighted Average
  Junior Ratio:                           26.88%

2nd Lien Position                        100.00%

Geographic Distribution
  (Top 5):  Ohio                          12.20%
            Michigan                       6.43%
            Colorado                       6.37%
            Missouri                       6.12%
            Indiana                        5.93%

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                            Credit Score Distribution
--------------------------------------------------------------------------------

                                                                  Percentage
                                                                   of Home                    Weighted
                                                                   Loans by       Average     Average        Weighted       Weighted
                                          Number                   Cut-off        Cut-off     Combined       Average        Average
                                          of Home  Cut-off Date     Date           Date       Loan-to-       Residual       Junior
Range of Credit Scores                     Loans      Balance      Balance        Balance    Value Ratio      Income        Ratio
------------------------------------------------------------------------------------------------------------------------------------
620 - 639                                     11        477,482      0.22         43,407       121.01          3,868         25.61
640 - 659                                    393     13,914,301      6.44         35,405       114.25          4,352         21.46
660 - 679                                    959     40,038,715     18.53         41,750       117.06          4,188         24.81
680 - 699                                  1,264     56,431,582     26.11         44,645       117.56          4,191         26.26
700 - 719                                  1,056     51,134,299     23.66         48,423       118.12          4,080         28.93
720 - 739                                    674     32,343,765     14.96         47,988       117.44          4,015         29.01
740 - 759                                    315     14,415,631      6.67         45,764       116.48          4,183         27.82
760 - 779                                    119      5,189,791      2.40         43,612       116.86          4,064         27.43
780 - 799                                     35      1,791,271      0.83         51,179       112.36          4,023         30.26
Greater than or equal to 800                   9        394,921      0.18         43,880       113.30          4,384         20.18
Total:                                     4,835    216,131,758    100.00         44,702       117.24          4,143         26.88

As of the cut-off date, the weighted average Credit Score of the Home Loans was approximately 700.

                                   Loan Rates
--------------------------------------------------------------------------------

                                                               Percentage
                                                                of Home                 Weighted
                                                                Loans by     Average     Average     Weighted   Weighted  Weighted
                                       Number     Cut-off        Cut-off     Cut-off    Combined     Average    Average   Average
                                      of Home      Date           Date        Date      Loan-to-     Residual    Credit    Junior
Range of Loan Rates (%)                Loans      Balance        Balance     Balance   Value Ratio    Income     Score     Ratio
----------------------------------------------------------------------------------------------------------------------------------
6.501 - 7.000                             3         129,074        0.06      43,025       89.09       2,966       721      28.15
7.001 - 7.500                            10         472,956        0.22      47,296       79.29       3,609       715      29.59
7.501 - 8.000                            28         889,271        0.41      31,760       92.03       4,226       719      18.72
8.001 - 8.500                            28         928,899        0.43      33,175       91.59       3,508       713      22.01
8.501 - 9.000                            38       1,361,823        0.63      35,837      103.20       4,129       719      24.95
9.001 - 9.500                            45       1,686,563        0.78      37,479      109.27       4,218       725      26.43
9.501 - 10.000                          188       8,114,838        3.75      43,164      111.44       4,222       716      29.51
10.001 - 10.500                         182       8,862,011        4.10      48,692      115.24       4,682       720      28.48
10.501 - 11.000                         490      24,377,273       11.28      49,750      117.29       4,575       722      28.51
11.001 - 11.500                         641      31,983,491       14.80      49,896      118.48       4,495       714      27.58
11.501 - 12.000                         893      42,144,013       19.50      47,194      118.38       4,306       705      27.33
12.001 - 12.500                         682      30,119,611       13.94      44,164      118.21       3,981       696      26.12
12.501 - 13.000                         691      29,284,734       13.55      42,380      117.53       3,896       684      26.15
13.001 - 13.500                         518      20,762,774        9.61      40,083      118.55       3,551       675      25.86
13.501 - 14.000                         360      13,453,309        6.22      37,370      117.87       3,630       668      24.10
14.001 - 14.500                          38       1,561,116        0.72      41,082      118.74       2,907       682      26.10
Total:                                4,835     216,131,758      100.00      44,702      117.24       4,143       700      26.88

As of the cut-off date, the Weighted average loan rate of the Home Loans was approximately 11.895 %

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                           Original Combined LTV Ratio
--------------------------------------------------------------------------------

                                                   Percentage of   Average                    Weighted         Weighted     Weighted
Original Combined                         Cut-off  Home Loans by   Cut-off       Average      Average          Average      Average
LTV Ratio (%)                               Date    Cut-off Date    Date        Principal     Residual          Credit      Junior
As of origination                         Balance      Balance     Balance       Balance       Income           Score       Ratio
----------------------------------------------------------------------------------------------------------------------------------
0.01 - 10.00                                   1         29,974      0.01         29,974        1,827            736         64.11
10.01 - 20.00                                  1         42,344      0.02         42,344        2,900            706         38.19
30.01 - 40.00                                  2         59,766      0.03         29,883        1,446            704         33.15
40.01 - 50.00                                  3        108,486      0.05         36,162        5,076            710         43.24
50.01 - 60.00                                  1         29,165      0.01         29,165        8,556            704         19.99
60.01 - 70.00                                  7        295,911      0.14         42,273        3,842            696          28.9
70.01 - 75.00                                  9        322,902      0.15         35,878        3,443            711         29.47
75.01 - 80.00                                  7        289,054      0.13         41,293        4,926            711         29.29
80.01 - 85.00                                  7        254,587      0.12         36,370        3,618            715         27.66
85.01 - 90.00                                 19        564,391      0.26         29,705        3,208            711         25.63
90.01 - 95.00                                 46      1,393,264      0.64         30,288        3,652            707         23.51
95.01 - 100.00                               248      7,406,737      3.43         29,866        3,188            703         25.14
100.01 - 105.00                              156      6,589,912      3.05         42,243        4,327            702         24.04
105.01 - 110.00                              438     20,446,633      9.46         46,682        4,271            702         26.52
110.01 - 115.00                            1,121     47,960,151     22.19         42,783        4,201            691         24.96
115.01 - 120.00                              716     35,209,654     16.29         49,175        4,217            702         27.43
120.01 - 125.00                            2,051     95,008,376     43.96         46,323        4,137            703         28.04
125.01 - 130.00                                2        120,451      0.06         60,226        4,052            756         26.99
Total:                                     4,835    216,131,758    100.00         44,702        4,143            700         26.88

As of the cut-off date, the Weighted average Combined LTV ratio at origination of the Home Loans was approximately 117.24%

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                                  Junior Ratio
--------------------------------------------------------------------------------

                                                                   Percentage
                                                                    of Home                  Weighted
                                                                    Loans by     Average     Average           Weighted   Weighted
                                          Number                    Cut-off      Cut-off     Combined           Average   Average
                                          of Home    Cut-off Date     Date        Date       Loan-to-           Credit    Residual
Range of Junior Ratios (%)                 Loans       Balance      Balance      Balance    Value Ratio         Score      Income
----------------------------------------------------------------------------------------------------------------------------------
 0.01 - 5.00                                   2         24,665      0.01         12,333       110.64            728         3,387
 5.01 - 10.00                                 64      1,227,718      0.57         19,183       110.11            698         4,842
10.01 - 15.00                                558     15,820,158      7.32         28,352       112.86            687         4,234
15.01 - 20.00                              1,173     46,041,820     21.30         39,251       118.66            697         4,348
20.01 - 25.00                                895     38,158,373     17.66         42,635       117.13            697         4,245
25.01 - 30.00                                830     41,372,354     19.14         49,846       117.07            703         4,105
30.01 - 40.00                              1,008     55,884,724     25.86         55,441       117.02            703         4,030
40.01 - 50.00                                239     14,040,340      6.50         58,746       119.71            710         3,779
50.01 - 60.00                                 48      2,610,137      1.21         54,378       119.96            708         3,504
60.01 - 70.00                                 13        653,483      0.30         50,268       114.46            722         2,926
70.01 - 80.00                                  2        127,698      0.06         63,849        92.58            726         4,383
80.01 - 90.00                                  2         96,306      0.04         48,153       107.76            718         1,945
90.01 - 100.00                                 1         73,981      0.03         73,981       118.00            686         5,584
Total:                                     4,835    216,131,758    100.00         44,702       117.24            700         4,143

A junior ratio is the ratio of the original amount of a Home Loans secured by a second lien to the sum of (1) the original amount of the Home Loans and (2) the unpaid principal balance of any senior lien at the time of the origination for the Home :Loan

As of the cut-off date, the weighted average junior ratio of the Home Loans was approximately 26.88%

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                   Original Term to Maturity of the Home Loans
--------------------------------------------------------------------------------

                                                              Percentage
                                                               of Home                  Weighted
                                                               Loans by     Average     Average      Weighted   Weighted   Weighted
                                      Number                   Cut-off      Cut-off     Combined     Average     Average   Average
Range of Months Original Term to      of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Maturity                               Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
1 - 96                                   6        176,331         0.08       29,388      103.39      4,996       703      23.95
109 - 120                               113      4,593,054        2.13       40,646      115.39      4,603       705       27.8
169 - 180                              2,787    118,753,629      54.95       42,610      116.42      4,229       699      26.58
181 - 288                               997      44,752,810      20.71       44,887      117.85      4,132       698      26.47
289 - 300                               922      47,543,615      22.00       51,566      119.03      3,900       704      27.93
301 or Greater                           10       312,319         0.14       31,232      103.2       2,834       695      26.94
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

As of the cut-off date, the weighted average original term to maturity of the Home Loans was approximately 218

                           Remaining Term to Maturity
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
Range of Months Remaining to         of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Scheduled Maturity                    Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
   1 -  96                               7        193,439         0.09       27,634      100.88      4,723       702      23.74
 109 -  120                             113      4,593,054        2.13       40,646      115.39      4,603       705       27.8
 145 -  156                              1         27,797         0.01       27,797      122.00      3,496       658      30.63
 157 -  168                              3         94,028         0.04       31,343      108.18      5,518       727      16.54
 169 -  180                            2,782    118,614,697      54.88       42,636      116.43      4,228       699      26.59
 181 -  288                             999      44,865,119      20.76       44,910      117.87      4,129       698      26.48
 289 -  300                             920      47,431,306      21.95       51,556      119.02      3,902       705      27.92
301 or greater                           10       312,319         0.14       31,232      103.2       2,834       695      26.94
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

As of the cut-off date, the weighted average remaining term to maturity of the Home Loans was approximately 215

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                               Year of Origination
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                     of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Year of Origination                   Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
1998                                     1         17,108         0.01       17,108      75.00       1,913       694      22.08
2004                                     8        269,197         0.12       33,650      117.16      3,600       674      28.79
2005                                   4,566    204,007,777      94.39       44,680      117.25      4,149       700      26.88
2006                                    260      11,837,676       5.48       45,530      117.05      4,060       706      26.76
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

               Geographic Distribution of the Mortgage Properties
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                     of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
State                                 Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Alabama                                 138      6,033,436        2.79       43,721      116.96      4,158       702      29.45
Alaska                                   11       485,522         0.22       44,138      111.64      4,795       706      23.42
Arizona                                  35      1,817,564        0.84       51,930      116.09      4,477       696      27.13
Arkansas                                 1         29,922         0.01       29,922      100.00      2,227       674      32.12
California                               17      1,051,314        0.49       61,842      106.04      4,134       704      22.25
Colorado                                273      13,770,941       6.37       50,443      117.42      4,272       700      22.77
Connecticut                              26      1,363,032        0.63       52,424      111.44      4,611       699      23.72
Delaware                                 6        324,545         0.15       54,091      121.42      3,921       707      23.99
Florida                                  63      3,163,180        1.46       50,209      116.13      4,198       700      26.58
Georgia                                 138      6,420,945        2.97       46,529      117.84      4,193       696      26.23
Idaho                                    34      1,515,455        0.70       44,572      115.54      4,061       699      28.45
Illinois                                 97      4,431,775        2.05       45,688      116.79      4,013       701      26.52
Indiana                                 319      12,815,534       5.93       40,174      117.07      4,001       700      27.18
Iowa                                    166      6,752,487        3.12       40,678      118.33      4,079       702      28.25
Kansas                                  232      9,625,380        4.45       41,489      118.81      4,411       700      27.74
Kentucky                                111      4,762,402        2.20       42,905      119.09      3,932       698      27.56
Louisiana                                65      3,147,633        1.46       48,425      115.65      4,292       702      29.25
Maine                                    12       599,464         0.28       49,955      114.39      5,841       709      27.52
Maryland                                 34      1,900,264        0.88       55,890      113.74      4,478       688      25.52
Massachusetts                            13       830,821         0.38       63,909      111.37      3,860       700      26.08
Michigan                                307      13,898,443       6.43       45,272      116.81      4,015       701      26.46
Minnesota                               110      5,528,838        2.56       50,262      115.87      3,902       697      25.03
Mississippi                              33      1,370,835        0.63       41,540      117.48      3,886       691      29.89
Missouri                                315      13,232,585       6.12       42,008      118.16      3,958       698      26.77
Montana                                  10       370,492         0.17       37,049      109.32      3,208       686      22.91
Nebraska                                149      6,589,100        3.05       44,222      118.18      4,205       700      28.88
Nevada                                   6        394,537         0.18       65,756      111.35      4,327       693      20.65
New Hampshire                            7        384,836         0.18       54,977      118.00      4,327       695      20.64
New Jersey                               12       653,847         0.30       54,487      111.63      4,550       698      23.59
New Mexico                               24      1,238,454        0.57       51,602      116.32      4,473       704      31.48
New York                                 68      3,072,302        1.42       45,181      117.24      3,966       704      33.62
North Carolina                          264      11,499,505       5.32       43,559      117.02      4,137       700      26.95
North Dakota                             13       553,376         0.26       42,567      119.10      3,768       707      31.47
Ohio                                    643      26,359,695      12.20       40,995      118.49      4,287       697      24.98
Oklahoma                                145      6,042,817        2.80       41,675      118.39      4,145       702      29.23
Oregon                                   50      2,414,138        1.12       48,283      116.70      3,954       707      26.22
Pennsylvania                            261      11,730,035       5.43       44,943      117.58      4,104       704      29.99
Rhode Island                             4        249,906         0.12       62,476      123.42      4,240       711      22.43
South Carolina                           98      4,789,185        2.22       48,869      118.90      4,339       703      27.71
South Dakota                             29      1,310,060        0.61       45,174      118.75      4,381       693      25.52
Tennessee                                23       821,205         0.38       35,705      114.84      3,816       690      21.08

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

           Geographic Distribution of the Mortgage Properties (Cont.)
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                     of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
State                                 Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Texas                                    4        144,802         0.07       36,201      101.00      4,581       722      20.05
Utah                                     70      3,200,486        1.48       45,721      114.25      3,468       703      26.67
Vermont                                  1         54,807         0.03       54,807      110.00      4,628       685      28.21
Virginia                                 97      5,263,615        2.44       54,264      115.02      4,222       703      29.58
Washington                               73      3,518,570        1.63       48,200      115.67      4,471       697      23.41
West Virginia                            3         77,203         0.04       25,734      100.00      2,841       745      26.86
Wisconsin                               201      9,438,940        4.37       46,960      117.30      3,975       705      27.74
Wyoming                                  24      1,087,526        0.50       45,314      117.63      4,003       712      28.17
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

                                  Loan Purpose
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                     of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Loan Purpose                          Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Debt Consolidation                     3,549    161,636,236      74.79       45,544      117.52      4,158       700      27.25
Cash Out Refinance                      895      38,506,603      17.82       43,024      116.44      4,046       702       26.9
Rate/Term Refinance                     311      12,560,418       5.81       40,387      117.22      4,242       699      22.71
Home Improvement                         38      1,717,992        0.79       45,210      116.37      4,108       705      26.01
Purchase                                 17       763,335         0.35       44,902      100.99      4,537       700      19.78
Other                                    18       609,138         0.28       33,841      116.54      3,623       694      20.77
Asset Acquistion                         3        169,812         0.08       56,604      119.15      3,533       686      35.03
Medical                                  3        115,230         0.05       38,410      112.78      5,819       703      26.39
Education                                1         52,994         0.02       52,994      125.00      4,402       682      36.07
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

                                  Lien Priority
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                     of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Lien Priority                         Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Second Lien                            4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                               Principal Balances
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home       Weighted
                                                              Loans by      Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off       Combined     Average     Average   Average
                                     of Home   Cut-off Date     Date        Loan-to-     Residual    Credit    Junior
Range of Principal Balance ($)        Loans      Balance      Balance      Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------
0 to 25,000                              564      11,365,144        5.26       112.33       3,151        693      16.59
25,001 to 50,000                        2,723     103,723,446      47.99       117.07       3,848        695      24.22
50,001 to 75,000                        1,413     88,351,038       40.88       118.43       4,409        706      30.49
75,001 to 100,000                        110       9,811,092        4.54       115.10       5,401        710      32.76
100,001 to 125,000                        25       2,881,037        1.33       113.21       6,272        690      32.71
Total:                                  4,835     216,131,758      100.00      117.24       4,143        700      26.88

As of the cut-off date, the average unpaid principal balance of the Home Loans was approximately $44,702

                              Debt-to-Income Ratios
--------------------------------------------------------------------------------

                                                             Percentage
                                                              of Home                  Weighted
                                                              Loans by     Average     Average      Weighted   Weighted   Weighted
                                     Number                   Cut-off      Cut-off     Combined     Average     Average   Average
Range of Debt-to-Income Ratios       of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
as of the date of origination (%)     Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
N/A                                       1         92,521          0.04       92,521       101.00        0        701       20.00
10.01 - 15.00                             10        355,861         0.16       35,586       105.75      7,394      676       25.71
15.01 - 20.00                             30       1,222,656        0.57       40,755       115.07      6,466      703       30.56
20.01 - 25.00                            144       5,750,112        2.66       39,931       116.54      6,327      705       29.32
25.01 - 30.00                            405      16,643,577        7.70       41,095       116.79      5,331      702       28.77
30.01 - 35.00                            797      34,951,731       16.17       43,854       117.45      4,777      701       28.34
35.01 - 40.00                           1,088     48,609,395       22.49       44,678       117.49      4,280      702       27.41
40.01 - 45.00                           1,383     62,004,494       28.69       44,833       117.67      3,707      700       25.67
45.01 - 50.00                            854      41,507,895       19.20       48,604       117.12      3,354      699       26.32
50.01 - 55.00                            122       4,960,809        2.30       40,662       112.83      3,077      677       21.20
70.01 - 75.00                             1         32,707          0.02       32,707       115.00      1,128      670       13.04
Total:                                  4,835     216,131,758      100.00      44,702       117.24      4,143      700       26.88

As of the cut-off date, the Weighted average debt-to-income ratio as of the date of origination of the Home Loans was approximately 39.76%

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                               Documentation Types
--------------------------------------------------------------------------------

                                                               Percentage
                                                                of Home                  Weighted
                                                                Loans by     Average     Average      Weighted   Weighted   Weighted
                                       Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                       of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Documentation Types                     Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
------------------------------------------------------------------------------------------------------------------------------------
Full                                    4,826     215,695,633      99.80       44,694       117.26      4,142      700       26.89
      Fast Doc/Reduced Doc                99       3,240,848        1.50       32,736       112.79      3,876      682       18.97
      Full Doc                          4,717     212,123,279      98.15       44,970       117.35      4,147      700       27.02
      Lite Doc                            8         291,945         0.14       36,493       102.65      4,014      701       20.65
      Pay Stub                            2         39,562          0.02       19,781       91.02       4,835      705       11.75
Reduced                                   9         436,124         0.20       48,458       106.64      4,511      699       22.46
      No Ratio                            1         92,521          0.04       92,521       101.00        0        701       20.00
      Stated
Documentation                             8         343,603         0.16       42,950       108.16      4,511      698       23.13
Total:                                  4,835     216,131,758      100.00      44,702       117.24      4,143      700       26.88

                                 Occupancy Types
--------------------------------------------------------------------------------

                                                               Percentage
                                                                of Home                  Weighted
                                                                Loans by     Average     Average      Weighted   Weighted   Weighted
                                       Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                       of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Occupancy Types                         Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Primary                                4,832    216,057,745      99.97       44,714      117.24      4,142       700      26.88
Vacation                                 3         74,013         0.03       24,671      101.85      5,938       716      11.14
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

                               Amortization Types
--------------------------------------------------------------------------------

                                                               Percentage
                                                                of Home                  Weighted
                                                                Loans by     Average     Average      Weighted   Weighted   Weighted
                                       Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                       of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Amortization Types                      Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing                       4,221    193,882,149      89.71       45,933      117.91      4,185       702      27.40
30/15 Balloon                           613      22,230,623      10.29       36,265      111.45      3,773       684      22.29
Interest Only                            1         18,986         0.01       18,986      93.00       3,140       712      15.99
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                                 Property Types
--------------------------------------------------------------------------------

                                                              Percentage
                                                               of Home                  Weighted
                                                               Loans by     Average     Average      Weighted   Weighted   Weighted
                                      Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                      of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Property Types                         Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Single Family                          4,354    193,714,010      89.63       44,491      117.37      4,111       701      27.16
PUD-Detached                            258      13,296,775       6.15       51,538      116.82      4,833       696      23.61
Condominium                             123      4,651,246        2.15       37,815      114.43      3,886       690      24.45
PUD-Attached                             42      1,903,299        0.88       45,317      114.96      3,652       700      24.94
Townhouse-A                              34      1,563,404        0.72       45,982      116.63      3,726       707      28.01
2-4 Family                               20       818,459         0.38       40,923      116.43      3,924       701      28.54
Modular Home                             3        149,710         0.07       49,903      115.96      3,387       671      30.22
Townhouse-D                              1         34,855         0.02       34,855      109.00      4,455       656      14.66
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

                            Prepayment Penalty Terms
--------------------------------------------------------------------------------

                                                              Percentage
                                                               of Home                  Weighted
                                                               Loans by     Average     Average      Weighted   Weighted   Weighted
                                      Number                   Cut-off      Cut-off     Combined     Average     Average   Average
                                      of Home   Cut-off Date     Date        Date       Loan-to-     Residual    Credit    Junior
Prepayment Penalty Terms               Loans      Balance      Balance      Balance    Value Ratio    Income     Score      Ratio
-----------------------------------------------------------------------------------------------------------------------------------
12 Months                                84      3,755,308        1.74       44,706      117.84      4,290       697      27.37
24 Months                                12       505,825         0.23       42,152      116.44      4,195       703      23.35
36 Months                              2,038     87,015,785      40.26       42,697      117.60      4,038       699      26.09
None                                   2,697    124,620,691      57.66       46,207      116.98      4,213       701      27.42
Other                                    4        234,149         0.11       58,537      113.85      3,017       694      26.22
Total:                                 4,835    216,131,758      100.00      44,702      117.24      4,143       700      26.88

The reference to 'Other" in the preceding table means not 0, 12, 24, 36, and not more than 36 months

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                   Residual Income as of the Origination Date
--------------------------------------------------------------------------------

                                                              Percentage
                                                               of Home                  Weighted
                                                               Loans by     Average     Average      Weighted   Weighted
                                      Number                   Cut-off      Cut-off     Combined      Average   Average
Range of Residual Income              of Home   Cut-off Date     Date        Date       Loan-to-      Credit    Junior
as of the date of origination          Loans      Balance      Balance      Balance    Value Ratio    Score      Ratio
------------------------------------------------------------------------------------------------------------------------
N/A                                      1         92,521         0.04       92,521      101.00       701       20.00
Less than 1,500                          26       704,240         0.33       27,086      100.82       695       28.22
1,500 - 1,999                           235      6,796,642        3.14       28,922      110.33       701       27.00
2,000 - 2,999                           971      38,113,003      17.63       39,251      116.49       704       28.30
3,000 - 3,999                          1,598     70,592,757      32.66       44,176      117.95       699       27.44
4,000 - 4,999                          1,103     51,384,543      23.77       46,586      117.87       699       25.96
5,000 - 5,999                           498      25,277,264      11.70       50,758      117.59       700       26.39
6,000 and Greater                       403      23,170,787      10.72       57,496      117.10       700       25.36
Total:                                 4,835    216,131,758      100.00      44,702      117.24       700       26.88

The weighted average amount of residual income as of the date of origination of the Home Loans will be approximately $[ $4,143]. With respect to any Home Loan, the amount of residual income is determined by subtracting from the related borrower's after-tax gross monthly income the sum of (1) the amount of the monthly payment on the related Home Loan, and (2) the amount of any monthly payments on any senior mortgages and any other credit items which appear on the borrower's credit report or through other documentation.

Home Loans indicated as having a residual income that is "Not Available" includes Home Loans where the residual income at origination was not provided by the related seller.

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR STEARNS                                         Free Writing Prospectus for
                                                        Home Loan Trust 2006-HI1
                           (Filed pursuant to Rule 433; SEC File No. 333-110340)
--------------------------------------------------------------------------------

                               Contact Information

--------------------------------------------------------------------------------
                              Bear Stearns Contacts
--------------------------------------------------------------------------------

Name:                              Telephone:              E-Mail:

Matthew Perkins                    (212) 272-7977          mperkins@bear.com
Senior Managing Director

Josephine Musso                    (212) 272-6033          jmusso@bear.com
Managing Director

Lisa Marks                         (212) 272-6024          lmarks@bear.com
Managing Director

Thomas Durkin                      (212) 272-5451          tdurkin@bear.com
Associate Director

Nick Smith                         (212) 272-1241          nsmith@bear.com
Vice President

G. Scott Tabor                     (212) 272-5925          gtabor@bear.com
Collateral Analyst
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Bear Stearns Trading Contacts
--------------------------------------------------------------------------------

Name:                              Telephone:             E-Mail:

Jeffrey Verschleiser               (212) 272-5451         jverschleiser@bear.com
Senior Managing Director

Scott Eichel                       (212) 272-5451         seichel@bear.com
Senior Managing Director

Carol Fuller                       (212) 272-4955         cfuller@bear.com
Senior Managing Director

Angela Ward                        (212) 272-4955         adward@bear.com
Associate Director
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Rating Agency Contacts
--------------------------------------------------------------------------------

Name:                    Telephone:          E-Mail:

Moody's                  (212) 553-1382
Odile Grisard                                Odile.GrisardBoucher@moodys.com

Standard and Poor's      (212) 438-2465      Amanda_Hopkins@standardandpoors.com
Amanda Hopkins
--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.